                                                                  EXHIBIT 10.100

                           EQUIPMENT LEASE AGREEMENT


     This EQUIPMENT LEASE AGREEMENT (this "Lease") is made and entered into this ___ day of _______, 1995 by and between Northshore Orthopedics, Assoc., ("Lessor"), and DRCA Houston Clinics, Inc., a Texas corporation ("Lessee").

     1. DEFINITIONS AND BASIC PROVISIONS. This Section contains definitions and basic provisions for this Lease. Other provisions of this Lease may explain and define these definitions and basic provisions and are to be read in conjunction with these definitions and basic provisions. Each reference in this Lease to any of the following definitions and basic provisions shall be construed to incorporate each term set forth under such definition or provision.

     a.  COMMENCEMENT DATE:  March 1, 1995.

     b. RENTAL TERM: Three (3) years beginning on the Commencement Date or such other date as is specified in this Lease, and ending on February 28, 1998.

     c. EQUIPMENT: The personal property described on Exhibit A together with all replacements, parts, repairs, additions and accessories incorporated therein or affixed thereto. The Equipment will be used by Lessee at the following address:

     12455 East Freeway
     Houston, Texas 77015

     6200 Gulf Freeway, Suite 100
     Houston, Texas 77023

or at such other locations as may be mutually agreed upon by Lessee and Lessor.

     d. RENT: shall mean the annual aggregate amount of Thirty Thousand Dollars ($30,000.00) which shall be payable in twelve (12) equal monthly installments of Two Thousand Five Hundred Dollars ($2,500.00) per month.

     2. LEASE. Lessor leases to Lessee, and Lessee leases from Lessor, the Equipment.

     3. TERMS AND RENTALS. This Lease shall commence on the Commencement Date and shall continue for the Rental Term. For the Rental Term, Lessee agrees to pay Lessor aggregate rentals equal to the sum of all rental payments specified herein. The first rental payment is due on the Commencement Date and remaining rents on the same day of each consecutive month, quarter or annually thereafter as designated on the reverse side.
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     4.  WARRANTIES.  LESSOR MAKES NO WARRANTIES, EXPRESSED OR IMPLIED,
INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE WITH RESPECT TO THE EQUIPMENT AND DISCLAIMS ANY SUCH WARRANTIES.

     5. TITLE; IDENTIFICATION; PERSONAL PROPERTY. No right, title or interest in the Equipment shall pass to Lessee other than, conditioned upon Lessee's compliance with and fulfillment of the terms and conditions of this Lease, the right to maintain possession and use the Equipment for the full Rental Term. Lessor may require markings to be affixed to Equipment indicating Lessor's interest. Lessor and Lessee hereby confirm their intent that the Equipment shall always remain and be deemed personal property even though the Equipment may hereafter become attached to realty. Lessee agrees not to sell, assign, sublet, or otherwise encumber or suffer a lien upon or against any interest in this Lease or the Equipment or to remove the Equipment from its place of installation without Lessor's prior written consent.

     6. TAXES; INDEMNITY. Lessee agrees to comply with all laws, regulations and orders relating to this Lease and to pay Lessor when due, all license fees, assessments, and sales, use, property, excise and other taxes now or hereafter imposed by any government body or agency upon any Equipment, or the use thereof, exclusive, however, of any taxes based on the net income of Lessor, and to assume the risk of liability arising from or pertaining to the possession, operation or use of such Equipment. Lessee does hereby agree to indemnify, hold safe and harmless from and covenants to defend Lessor against any and all claims, costs, expenses, damages and liability arising from or pertaining to the use, possession, operation or transportation of such Equipment. Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall, at Lessor's option, become immediately due from Lessee to Lessor. The indemnities contained in this paragraph shall survive the termination of this Lease.

     7. USE; INSPECTION. Lessee will cause Equipment to be operated in accordance with the applicable operations manual, and for business purposes only. Lessor shall have the right during normal business hours to enter upon Lessee's premises for the purpose of confirming the condition and proper maintenance of the Equipment.

     8.  EVENTS OF DEFAULT.  An event of default shall occur hereunder if Lessee
(i) fails to pay any installment of rent or other payment required hereunder when due and such failure continues unremedied for five (5) days after written notice is sent from Lessor; or (ii) fails to perform or observe any other covenant or agreement to be performed or observed by it hereunder, or breaches any representation, and such failure or breach shall continue unremedied for ten
(10) days after written notice is sent from Lessor; or (iii) attempts to remove, sell, encumber, or sublet any item of Equipment; or (iv) shall become insolvent or make an assignment for the benefit of creditors, or a trustee or receiver shall be appointed for Lessee or for a substantial part of its property, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Lessee; (v) shall suffer an adverse material change in its financial condition from the date hereof; or (vi) shall be in default under any other agreement executed with Lessor or any of its affiliates.

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     9.  REMEDIES.  Upon the occurrence of any event of default and at any time thereafter Lessor may, in its sole discretion, do any one or more of the following: (i) upon notice to Lessee, terminate this Lease; (ii) declare all sums due and to become due hereunder for the full Rental Term of the Lease immediately due and payable; (iii) demand that Lessee return all Equipment to Lessor in accordance with Section 14 hereof; (iv) enter the premises where such Equipment is located and take immediate possession of and remove the same, without liability to Lessor or its agents for such entry, or for damage to property or otherwise; (v) sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, lease to others or keep idle such Equipment, all free and clear of any rights of Lessee; or (vi) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law, or proceed by court action to enforce the terms hereof or to recover damages for the breach hereof. In addition Lessee shall be liable for all legal fees and other costs and expenses resulting from the foregoing defaults or the exercise of Lessor's remedies, including placing any Equipment in the condition required by Section 13 hereof. If this Lease be deemed at any time to be one intended as security then Lessee agrees that the Equipment shall secure, in addition to the indebtedness set forth herein, all other indebtedness at any time owing by Lessee to Lessor or any of its affiliates. No remedy referred to in this paragraph is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in this paragraph or which may otherwise limit or modify any of Lessor's rights or remedies under this paragraph.

     10. NOTICES. Any notice to be given to Lessor under the terms of this Lease shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, addressed to Lessor at the address to which rental payments are then being made. Any notice to be given Lessee under the terms of this Lease shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, addressed to Lessee at the address listed in Section 1 as the location where the Equipment will be used. Either party may, from time to time, upon ten (10) days advance written notice to the other party, specify another address to which subsequent notices shall be sent.

     11. REPAIRS, LOSS AND DAMAGE. Lessee, at its own cost and expense, shall keep all Equipment in good repair, condition and working order, and shall furnish all parts and servicing required thereof, except to the extent that such repairs, parts and servicing are covered by Lessor's standard warranty or are covered under Lessor's standard maintenance agreement, if entered into by Lessee. All such parts shall immediately become the property of Lessor and part of the Equipment for all purposes hereof. In the event that any item of Equipment shall become lost, stolen, or damaged beyond repair for any reason, or in the event of any condemnation, or seizure or requisition of title to or use of such item, Lessee shall promptly pay to Lessor the installments of rent for the remaining unpaid balance hereunder for such item, whereupon Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's rights, title and interest, if any, in such item.

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     12.  INSURANCE.  Lessee shall obtain and maintain for the entire Rental
Term of this Lease, property damage and liability insurance and insurance against loss or damage to the Equipment including, without limitation, loss by fire (including so called extended coverage), theft, collision and such other risks of loss as are customarily insured against on the type of Equipment leased hereunder and by the business in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor, provided, however, that the amount of insurance against loss or damage to the Equipment shall not be less than the installments of rent then remaining unpaid hereunder. Each insurance policy will name Lessor as an insured and Lessor shall be given at least ten (10) days prior written notice of any alteration in the terms of such policy. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

     13. RETURN OF EQUIPMENT. Upon the expiration or termination of the Rental Term or upon demand of Lessor as set forth in Section 10, Lessee, at its own risk and expense, will immediately return the Equipment to Lessor in the same condition as when delivered, ordinary wear and tear excepted, at such location as Lessor shall designate.

     14. FURTHER ASSURANCES. Lessee will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to more effectively carry out the intent and purpose of this Lease. Lessee represents and warrants that all credit and financial information submitted to Lessor herewith or at any other time is true and correct.

     15. ASSIGNMENT AND SUBLEASE BY LESSEE. Without the prior written consent of Lessor, Lessee shall not (a) assign, transfer, pledge or hypothecate this Lease, the Equipment or any part thereof, or any interest therein, or (b) sublet the Equipment or any part thereof. Any assignment or sublease with the prior written consent of Lessor shall not relieve Lessee of any of its obligations under this Lease. Any sublease, assignment, transfer, pledge or hypothecation without Lessor's consent shall be void.

     16. ASSIGNMENT BY LESSOR. Lessee acknowledges that Lessor may sell and/or assign its interest in the Equipment and/or this Lease. Lessee agrees that upon notice of such assignment it shall pay directly to Lessor's assignee without abatement, deduction or setoff all amounts which become due hereunder, and further covenants and agrees that it will not assert against Lessor's assignee any defense or counterclaim or setoff on account of breach of warranty or otherwise in any action for rent or for possession brought by Lessor's assignee. Lessee agrees to settle all mechanical, service or other claims with respect to the equipment directly with the Lessor's assignee. Upon the assignment of the Lease, Lessor's assignee shall have and be entitled to exercise any and all discretions, rights and remedies of Lessor hereunder, and all references herein to Lessor shall include Lessor's assignee, except that said assignee shall not be chargeable with any obligations or liabilities of Lessor hereunder or with respect thereof.

     17. ATTORNEYS' FEES. In the event of any action at law or suit in equity concerning this Lease, the prevailing party shall be entitled to a reasonable sum for its attorneys' fees.

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     18.  NO REFERRALS.  Lessor and Lessee agree that the rent payments to
Lessor and the provision of Equipment to Lessee hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission, or any other arrangement for the provision of any item or service offered by Lessor to the patients of Lessee in any facility, hospital, skilled nursing facility, or health care service operated, controlled, or managed by Lessor.

     19. MISCELLANEOUS. This Lease may not be amended except in writing and shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. This Lease represents the entire agreement between the parties, and there are no prior or contemporaneous oral or written agreements between the parties pertaining to the subject matter of this Lease. Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Time is of the essence with respect to this Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

     20. TERMINATION. This Lease shall automatically terminate on the effective date of any termination of the Contract for Services between Lessor, as Contractor and PhysiCare, L.L.P., dated of even date herewith.

     IN WITNESS WHEREOF, this Lease is hereby executed as of the date first above set forth:
                                           "LESSOR"

                                           NORTHSHORE ORTHOPEDICS, ASSOCIATES


                                           /s/  WILLIAM F. DONOVAN, M.D.
                                           -----------------------------------
                                           By:  William F. Donovan, M.D.
                                                President


                                           "LESSEE"

                                           DRCA Houston Clinics, Inc.



                                           By:    /s/ JOSE E. KAUACHI
                                                  ----------------------------
                                           Name:  Jose E. Kauachi
                                                  ----------------------------
                                           Title: President & CEO
                                                  ----------------------------

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                                   EXHIBIT A

                             SCHEDULE OF EQUIPMENT
              (list type of equipment, make, model, serial number and aggregate rental fee for that type of equipment)

                        NORTHSHORE ORTHOPEDICS INVENTORY



PHYSICAL THERAPY                                        CAST ROOM

Magnatherm unit - 2                                    Chairs - 2
Chairs - 8                                      Small Cabinet - 1
Desk Work Cubicals - 3                       Treatment tables - 1
Ultrasound Units - 2                               Foot stool - 1
Electrical Stimulator Units - 1                       IV pole - 1
Fluidotherapy - 1                            Goose neck lamps - 2
Traction units - 2                            Large trash can - 1
Exercise Bikes - 1                                   Cast saw - 2

Treadmill - 1                                      NURSES STATION
Utility carts - 2
Hot pack unit - 1                                 Desk chairs - 4
Cold pack unit - 1                            Desk work areas - 2
Stool - 1                                       Medicine cart - 2
Trash cans - 3                                     Trash cans - 5
Foot stools - 4                             Computer Terminal - 2
Waiting room seating unit - 1                    Copy machine - 2
Treatment tables - 7                              Fax machine - 2
                                                 Refrigerator - 1

JUDY K & J'S ROOM                                     X-RAY DEPT.

Desk units - 2                                 Daylite loader - 2
Computer terminals - 2                        Processor Kodak - 1
Printer - 1                           X-ray tube & table unit - 1
Fax - 1                                          Card flasher - 1
File cabinets (2 dr) - 3                                Chair - 1
Typewriter - 1                                   Utility cart - 3
Roller desk chairs - 2                            Wheel stool - 2
Chairs - 2                                         Foot stool - 1
                                    X-ray duplication machine - 1
                                        2 drawer file cabinet - 8
HALLWAY                                               Cabinet - 1
                                                    Card file - 8
Hall chair units - 6                               Trash cans - 2
End tables - 3

EXAM ROOMS 1 - 4 (NSO & 6200)                             KITCHEN

Trash cans - 14                                        Tables - 2
Stool - 10                                             Chairs - 8
Foot stool - 10                                     Trash can - 1
Exam table - 11                                  Refrigerator - 1
Chair - 13                                          Microwave - 1
Scale - 2                                             Lockers - 3

Wheelchair - 2                                    CONFERENCE ROOM
Skeleton - 2
View box - 10                                Conference table - 1
                                                       Chairs - 8
                                                    Microwave - 1
                                                   Coffee pot - 1



FRONT DESK AREA                              WAITING ROOM AREA

Printer - 1                                Glass book shelf - 1
Video Monitor - 1                          Childrens chairs - 2
Work units - 2                                   Television - 1
Computer terminals - 2                           End tables - 5
2 drawer file cabinets - 2                          Chairs - 19
Trash cans - 2                                   Trash cans - 1
Calculators - 2


BUSINESS OFFICE

Printers - 1                                      Timeclock - 1
Typewriter - 2                                 CMI Computer - 1
Computer terminal - 5                                Modems - 2
Dictaphone - 1                                 Main printer - 1
Work units - 4                                  CMI printer - 1
Laser printer - 1                            Computer table - 1
Desk chair - 4                      Microfiche file cabinet - 1
Trash cans - 4                                        Chair - 1
2 drawer file cabinet - 3                         Bookshelf - 1

FILE ROOM                                             MAIL ROOM

File cabinet units - 7                4 drawer file cabinet - 2
Copier - 1                                        EMG units - 2
Table - 2                                       Large table - 1
Microfiche viewer - 1                                 Chair - 3
Desk chair - 1                       Microfiche camera unit - 1
Desk - 1                                        Desk chairs - 2
Trash can - 2                                  Utility cart - 1
Stool - 1

STORAGE ROOM                                      CHRIS' OFFICE

Large 2 drawer metal cabinet - 1                     Chairs - 2
4 drawer file cabinet - 1                       Desk chairs - 2
Metal shelf unit - 2                      Computer terminal - 1
5 shelf wood unit - 3                               Printer - 1
Locker - 4                                       Typewriter - 1
Telephone system - 17 phones                           Desk - 1
Paper shredder - 1                    4 drawer file cabinet - 2
                                                  Trash can - 2
                                          Personal computer - 1

DR. DONOVAN'S OFFICE

Large desk with chair - 2                              Fans - 3
Small desk - 1                                Space heaters - 2
Large wall book shelf unit - 1               Computer table - 1
Chairs - 4                             Desk chairs (wheels) - 2
Safe - 1                                      Hexagon table - 7
Television - 1                           Fire extinguishers - 3
Trash cans - 2
